UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2017

EastGroup Properties, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-07094	13-2711135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

190 East Capitol Street, Suite 400, Jackson, Mississippi		39201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	601-354-3555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, William D. Petsas resigned as Senior Vice President of EastGroup Properties, Inc. (the "Company"), effective immediately.

On February 21, 2017, the Company and Mr. Petsas entered into a Separation Agreement with respect to his resignation. Pursuant to the Separation Agreement, (a) Mr. Petsas will receive a severance payment of $1,195,000 payable April 21, 2017; (b) if Mr. Petsas timely elects and is eligible for continued medical insurance coverage under COBRA, the Company will reimburse Mr. Petsas for the premium associated with such insurance coverage himself and his eligible dependents for a period of eighteen months; and (c) 7,537 unvested shares of restricted stock granted under the Company’s 2013 Equity Incentive Plan will become fully vested on March 1, 2017.

In consideration for the promises and payments made by the Company under the Separation Agreement, Mr. Petsas has agreed to a general release of claims in favor of the Company. The Separation Agreement also contains confidentiality and non-disparagement provisions.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

10.1 Separation Agreement dated as of February 21, 2017 by and between EastGroup Properties, Inc. and William D. Petsas.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastGroup Properties, Inc.

February 21, 2017	By:	N. Keith McKey

Name: N. Keith McKey
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement dated as of February 21, 2017 by and between EastGroup Properties, Inc. and William D. Petsas